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                                                                   EXHIBIT 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-56327) of First Financial Management Corporation ("FFMC") of our report dated February 22, 1994 relating to the consolidated financial statements of Western Union Financial Services, Inc. (a wholly owned subsidiary of New Valley Corporation) and its subsidiaries, which appears in the Current Report by FFMC on Form 8-K dated November 4, 1994. We also consent to the references to us under the heading of "Experts" in such Prospectus.


/s/ Price Waterhouse LLP
- ------------------------
PRICE WATERHOUSE LLP



Morristown, New Jersey
November 21, 1994